EXHIBIT 99.1

Outbrain Announces First Quarter 2022 Results

NEW YORK, May 12, 2022 (GLOBE NEWSWIRE) -- Outbrain Inc. (Nasdaq: OB), a leading recommendation platform for the open web, announced today financial results for the quarter ended March 31, 2022.

"We met our Ex TAC gross profit guidance and exceeded our profitability guidance for the first quarter," said David Kostman, Outbrain's Co-CEO. “We are lowering our full year 2022 guidance and increasing the size of our range to reflect the demand softness we see, particularly in Europe, and general economic uncertainty. We believe that our strong momentum of publisher partner wins and market share gains in Q1, in addition to our investments in technology and product will position us well for the future. We have a strong balance sheet and are committed to balancing growth and profitability.”

"We remain focused on product innovation, quality, and building trust and transparency with our partners,” added Yaron Galai, Outbrain’s Co-Founder and Co-CEO. “As you will hear on our conference call, I am very excited to announce the next step in our evolution with the launch of Keystone™, our total business optimization platform for media owners.”

First Quarter 2022 Key Financial Metrics:

(in millions USD, % Change approximate)	Three Months Ended March 31,
	2022	2021	% Change
Revenue	$254.2	$228.0	11%
Gross profit	53.9	53.5	1%
Net (loss) income	(1.9)	10.7	NM
Diluted EPS	(0.03)	0.21	NM
Net cash (used in) provided by operating activities	(2.6)	5.4	NM
Non-GAAP Financial Data*
Ex-TAC gross profit	63.5	60.4	5%
Adjusted EBITDA	11.6	20.6	(43)%
Adjusted net (loss) income	(0.1)	10.5	NM
Adjusted diluted EPS	0.00	0.20	NM
Free cash flow	(8.9)	2.6	NM

* See non-GAAP reconciliations below

First Quarter 2022 Highlights:

  Revenue increased 11% year over year to $254.2 million, compared to $228.0 million. Revenue increased 14% on a constant currency basis, reflecting net unfavorable foreign currency effects of approximately $5.7 million. The increase was driven by approximately $26 million, or 11% of growth from new media partners1.
  Gross profit of $53.9 million compared to $53.5 million.
  Ex-TAC gross profit increased 5% year over year to $63.5 million, compared to $60.4 million. Ex-TAC gross profit increased 8% on a constant currency basis, reflecting net unfavorable foreign currency effects of approximately $1.6 million.
  Net loss of $1.9 million compared to net income of $10.7 million in the prior year.
  Adjusted EBITDA of $11.6 million compared to $20.6 million in the prior year. Operating expenses increased as we continue to invest in growth and the incremental costs of operating as a public company. This was partially offset by the increase in Ex-TAC gross profit. Adjusted EBITDA included net unfavorable foreign currency effects of approximately $1.6 million.
  Use of cash from operating activities was $2.6 million in the period and free cash flow was a use of $8.9 million. The use of cash in the period was primarily driven by lower net income as well as increased capital expenditures; cash and cash equivalents were $410.9 million as of March 31, 2022.
  In January 2022 we completed the acquisition of video intelligence AG (“vi”), a Swiss-based Company, with a contextual video technology platform for digital and Connected TV (CTV) media owners, for an aggregate purchase price of approximately $55 million, with $37.5 million paid in the first quarter of 2022 and the substantial majority of the remaining cash balance to be paid in the third quarter of 2022.

2022 Full Year and Second Quarter Guidance

The following forward-looking statements reflect our expectations. For the full year ended December 31, 2022, we expect:

  Ex-TAC gross profit of $270 million to $290 million
  Adjusted EBITDA of $50 million to $60 million

For the second quarter ending June 30, 2022, we expect:

  Ex-TAC gross profit of $59 million to $62 million
  Adjusted EBITDA of $4 million to $6 million

The above measures are forward-looking non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Non-GAAP Financial Measures” below. In addition, our guidance is subject to risks and uncertainties, as outlined below in this release.

_______________________________________________

1 New media partners are defined as those relationships in which revenue was not generated in the prior year period, except for limited instances where residual revenue was generated on a media partner’s properties. In such instances, the residual revenue would be excluded from net revenue retention.

Conference Call and Webcast Information

Outbrain will host an investor conference call this morning, Thursday, May 12th at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-877-407-9208 or for international callers, 1-201-493-6784. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13729199. The replay will be available until May 26, 2022. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.outbrain.com. The online replay will be available for a limited time shortly following the call.

Non-GAAP Financial Measures

In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends and allocate our resources: Ex-TAC gross profit, Adjusted EBITDA, free cash flow, adjusted net income and adjusted diluted EPS. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information, should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit, net income, diluted EPS or cash flows from operating activities presented in accordance with U.S. GAAP.

Because we are a global company, the comparability of our operating results is affected by foreign exchange fluctuations. We calculate constant currency measures and foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s exchange rates. All constant currency financial information being presented is non-GAAP and should be used as a supplement to our reported operating results. We believe that this information is helpful to our management and investors to assess our operating performance on a comparable basis. However, these measures are not intended to replace amounts presented in accordance with GAAP and may be different from similar measures calculated by other companies.

The Company is also providing second quarter and full year 2022 guidance on a non-GAAP basis. These forward-looking non-GAAP financial measures are calculated based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. The Company has not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because it is unable, without unreasonable effort, to predict with reasonable certainty the occurrence or amount of all excluded items that may arise during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Such excluded items could be material to the reported results individually or in the aggregate.

Ex-TAC Gross Profit

Ex-TAC gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC gross profit, we add back other cost of revenue to gross profit. Ex-TAC gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.

We present Ex-TAC gross profit, as well as Adjusted EBITDA as a percentage of Ex-TAC gross profit, because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-and long-term operational plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define ex-TAC gross profit differently, which may make comparisons difficult. As a result, this information, should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with U.S. GAAP.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before charges related to exchange of senior notes upon IPO; interest expense; interest income and other income (expense), net; provision for income taxes; depreciation and amortization; stock-based compensation, and other income or expenses that we do not consider indicative of our core operating performance, including but not limited to, merger and acquisition costs, certain IPO and public company implementation related costs, regulatory matter costs and a prior year tax contingency. We present Adjusted EBITDA as a supplemental performance measure because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-and long-term operational plans and make strategic decisions regarding the allocation of capital, and we believe it facilitates operating performance comparisons from period to period.

We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.

Adjusted Net Income and Adjusted Diluted EPS

Adjusted net income (loss) is a non-GAAP financial measure, which is defined as net income (loss) excluding items that we do not consider indicative of our core operating performance, including but not limited to, charges related to the exchange of senior notes upon IPO, the cumulative incremental stock-based compensation expense impact for awards with an IPO performance condition, merger and acquisition costs, certain IPO related costs, deferred tax asset valuation allowance release, regulatory matter costs and a prior year tax contingency. Adjusted net income (loss), as defined above, is also presented on a per diluted share basis. We present adjusted net income (loss) and adjusted diluted EPS as supplemental performance measures because we believe they facilitate performance comparisons from period to period. However, adjusted net income (loss) or adjusted diluted EPS should not be considered in isolation or as a substitute for net income (loss) or diluted earnings per share reported in accordance with GAAP.

Free Cash Flow

Free cash flow is defined as cash flow from operating activities less capital expenditures and capitalized software development costs. Free cash flow is a supplementary measure used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our available cash flows. Free cash flow should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions. We have based these forward-looking statements largely on our current expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including but not limited to: overall advertising demand and traffic generated by our media partners; factors that affect advertising demand and spending, such as unfavorable economic or business conditions or downturns, instability or volatility in financial markets, and other events or factors outside of our control, such as geopolitical concerns, including the conflict between Russia and Ukraine, supply chain issues, inflationary pressures, labor market volatility, and the pace of recovery or any resurgences of the COVID-19 pandemic; any failure of our recommendation engine to accurately predict user engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; the effects of the ongoing and evolving COVID-19 pandemic, including the resulting global economic uncertainty, and measures taken in response to the pandemic; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to grow our business and manage growth effectively; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; the loss of one or more of our large media partners, and our ability to expand our advertiser and media partner relationships; our ability to compete effectively against current and future competitors; failures or loss of the hardware, software and infrastructure on which we rely, or security breaches; our ability to maintain our profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; political and regulatory risks in the various markets in which we operate; the challenges of compliance with differing and changing regulatory requirements; and the risks described in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed for the year ended December 31, 2021 and in subsequent reports we file with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Outbrain

Outbrain (Nasdaq: OB) is a leading recommendation platform for the open web. Our technology enables 10 billion daily recommendations to consumers across more than 7,000 online properties and connects advertisers to these audiences to grow their business. Founded in 2006, Outbrain is headquartered in New York with offices in 17 cities worldwide.

Media Contact

press@outbrain.com

Investor Relations Contact

IR@outbrain.com

(332) 205-8999

OUTBRAIN INC.
Condensed Consolidated Statements of Operations
(In thousands)

	Three Months Ended March 31,
	2022	2021
	(Unaudited)
Revenue	$254,216	$228,024
Cost of revenue:
Traffic acquisition costs	190,696	167,613
Other cost of revenue	9,589	6,942
Total cost of revenue	200,285	174,555
Gross profit	53,931	53,469
Operating expenses:
Research and development	10,428	8,428
Sales and marketing	27,395	19,868
General and administrative	16,034	10,393
Total operating expenses	53,857	38,689
Income from operations	74	14,780
Other (expense) income, net:
Interest expense	(1,871)	(170)
Interest income and other income (expense), net	(1,081)	(2,253)
Total other expense, net	(2,952)	(2,423)
(Loss) income before provision for income taxes	(2,878)	12,357
(Benefit) provision for income taxes	(988)	1,611
Net (loss) income	$(1,890)	$10,746

Weighted average shares outstanding:
Basic	57,237,012	17,221,336
Diluted	57,237,012	20,057,226

Net (loss) income per common share:
Basic	($0.03)	$0.24
Diluted	($0.03)	$0.21

OUTBRAIN INC.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$410,875	$455,397
Accounts receivable, net of allowances	179,264	192,814
Prepaid expenses and other current assets	26,255	27,873
Total current assets	616,394	676,084
Property, equipment and capitalized software, net	29,597	28,008
Operating lease right of use assets, net	14,302	—
Intangible assets, net	29,533	5,719
Goodwill	63,063	32,881
Deferred tax assets	32,914	32,867
Other assets	18,461	20,331
TOTAL ASSETS	$804,264	$795,890

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$135,595	$160,790
Accrued compensation and benefits	21,679	23,331
Accrued and other current liabilities	113,320	99,590
Deferred revenue	6,348	4,784
Total current liabilities	276,942	288,495
Long-term debt	236,000	236,000
Operating lease liabilities, non-current	10,857	—
Other liabilities	18,765	14,620
TOTAL LIABILITIES	$542,564	$539,115

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.001 per share — 1,000,000,000 shares authorized; 58,994,429 shares issued and 57,563,111 shares outstanding as of March 31, 2022 and 58,015,075 shares issued and 56,701,394 shares outstanding as of December 31, 2021	59	58
Preferred stock, par value of $0.001 per share - 100,000,000 shares authorized, none issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	444,218	434,945
Treasury stock, at cost, 1,431,318 shares as of March 31, 2022 and 1,313,681 shares as of December 31, 2021	(18,222)	(16,504)
Accumulated other comprehensive loss	(5,215)	(4,474)
Accumulated deficit	(159,140)	(157,250)
TOTAL STOCKHOLDERS’ EQUITY	261,700	256,775
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$804,264	$795,890

OUTBRAIN INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31, 2022	March 31, 2021
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,890)	$10,746
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	2,404	1,604
Amortization of capitalized software development costs	2,295	1,997
Amortization of intangible assets	1,569	926
Stock-based compensation	2,733	1,487
Non-cash operating lease expense	1,168	—
(Benefit) provision for credit losses	(249)	653
Deferred income taxes	(340)	(385)
Other	1,054	2,401
Changes in operating assets and liabilities:
Accounts receivable	15,885	13,916
Prepaid expenses and other current assets	1,418	(1,495)
Other assets	1,560	197
Accounts payable and accrued and other current liabilities	(31,121)	(27,191)
Operating lease liabilities	(1,097)	—
Deferred revenue	1,659	440
Other	311	110
Net cash (used in) provided by operating activities	(2,641)	5,406

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,809)	(239)
Capitalized software development costs	(3,445)	(2,529)
Acquisition of business, net of cash acquired	(34,524)	—
Other	14	(19)
Net cash used in investing activities	(40,764)	(2,787)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of stock options and warrants	2,274	548
Tax witholdings on vested stock-based compensation awards	(1,718)	(249)
Principal payments on capital obligation arrangements	(1,014)	(1,106)
Net cash used in financing activities	(458)	(807)

Effect of exchange rate changes	(663)	(430)

Net (decrease) increase in cash, cash equivalents and restricted cash	$(44,526)	$1,382
Cash, cash equivalents and restricted cash — Beginning	455,592	94,067
Cash, cash equivalents and restricted cash — Ending	$411,066	$95,449

OUTBRAIN INC.
Non-GAAP Reconciliations
(In thousands)

The following table presents the reconciliation of Gross profit to Ex-TAC Gross Profit, for the periods presented:

	Three Months Ended March 31,
	2022	2021
Revenue	$254,216	$228,024
Traffic acquisition costs	(190,696)	(167,613)
Other cost of revenue	(9,589)	(6,942)
Gross profit	53,931	53,469
Other cost of revenue	9,589	6,942
Ex-TAC Gross Profit	$63,520	$60,411

The following table presents the reconciliation of net (loss) income to Adjusted EBITDA, for the periods presented:

	Three Months Ended March 31,
	2022	2021
Net (loss) income	$(1,890)	$10,746
Interest expense and other income (expense), net	2,952	2,423
(Benefit) provision for income taxes	(988)	1,611
Depreciation and amortization	6,268	4,527
Stock-based compensation	2,733	1,487
Regulatory matter costs	1,719	—
Merger and acquisition, public company implementation costs(1)	814	(211)
Adjusted EBITDA	$11,608	$20,583
Adjusted EBITDA as % of Ex-TAC Gross Profit	18.3%	34.1%

OUTBRAIN INC.
Non-GAAP Reconciliations (Continued)
(In thousands)

The following table presents the reconciliation of net (loss) income to adjusted net income (loss), for the periods presented:

	Three Months Ended March 31,
	2022	2021
Net income	$(1,890)	$10,746
Adjustments:
Regulatory matter costs	1,719	—
Merger and acquisition, IPO costs(1)	814	(211)
Total adjustments, before tax	2,533	(211)
Income tax effect	(729)	—
Total adjustments, after tax	1,804	(211)
Adjusted net income (loss)	$(86)	$10,535

Adjusted net (loss) income	$(86)	$10,535
Less: undistributed earnings allocated to participating securities	—	(6,501)
Adjusted net (loss) income attributable to common stockholders used to compute adjusted net (loss) income per common share	$(86)	$4,034

Weighted average shares used to compute diluted net (loss) income per common share	57,237,012	20,057,226

Diluted net (loss) income per common share - reported	$(0.03)	$0.21
Adjustments, after tax	0.03	(0.01)
Diluted net income per common share - adjusted	$—	$0.20

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(1)   Primarily includes costs related to our acquisition of vi in January 2022, costs related to our public company implementation costs, and prior period costs related to our terminated merger with Taboola.com Ltd.

The following table presents the reconciliation of net cash (used in) provided by operating activities to free cash flow, for the periods presented:

	Three Months Ended March 31,
	2022	2021
Net cash (used in) provided by operating activities	$(2,641)	$5,406
Purchases of property and equipment	(2,809)	(239)
Capitalized software development costs	(3,445)	(2,529)
Free cash flow	$(8,895)	$2,638